Exhibit 16.1

April 8, 2019

Office of the Chief Accountant
Securities and Exchange Commission
460 Fifth Street N. W.
Washington, DC 20549

Re: PDS Biotechnology Corporation

Commission File Number 001-37568

Dear Sirs:

We have received a copy of, and are in agreement with, the statements being made by PDS Biotechnology Corporation in Item 4.01 of its Form 8-K dated April 8, 2019 and captioned “Changes in Registrant’s Certifying Accountant.”

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Sincerely,
/s/ Haynie & Company